Exhibit 99.1

SPX REPORTS SECOND QUARTER 2015 RESULTS

•                  Diluted Earnings Per Share from Continuing Operations of $0.96

•                  Includes Spin-Related Costs of $0.10 per share

•                  Segment Income of $106 Million, or 9.9% of Revenues

•                  Spin-Off of Flow Business Expected to be Completed Near the End of Q3 2015

CHARLOTTE, NC — July 29, 2015 — SPX Corporation (NYSE:SPW) today reported results for the quarter ended June 27, 2015.

Second Quarter 2015 Overview:

•                  Revenues declined 10.1% to $1.1 billion from $1.2 billion in the year-ago quarter.  The impact of the stronger U.S. Dollar on foreign currencies decreased revenues by 6.5%.  Organic revenues* decreased 3.6%, due primarily to lower power and energy revenue in the Flow and Thermal segments, largely reflecting the impact of lower oil prices on customers’ capital spending decisions and on-going weakness in power generation markets.

•                  Segment income and margins declined to $106.1 million and 9.9%, compared to $127.9 million and 10.7% in the year-ago quarter, due primarily to the organic revenue decline.

•                  Diluted net income per share from continuing operations was $0.96 in Q2 2015 as compared to diluted net income of $1.32 per share in Q2 2014.

•                  The Q2 2015 results included $0.10 per share of costs associated with the planned spin-off of the Flow business.

•                  Net cash from continuing operations was $10.6 million, compared to a net cash usage of $38.8 million in Q2 2014, which included $114.0 million of income tax payments associated with gains on asset sales.

•                  Free cash flow used in continuing operations* was $4.4 million, compared to $51.1 million in Q2 2014.

“Our Q2 results reflect the challenging demand environment across our energy and industrial markets, as well as the impact of the stronger U.S. dollar versus the prior year.  These headwinds were partially offset by a second consecutive quarter of strong improvement in our Food and Beverage business which reported 8.1% organic revenue growth and 320 points of operating margin improvement year-over-year,” said Chris Kearney, Chairman, President and CEO of SPX.

“Given the on-going challenges in our power and energy businesses, we continue to focus on actions to aggressively manage our cost structure and drive improved productivity.  We have identified additional structural actions for this year that are expected to improve the cost position at both future companies in 2016 and beyond.”

“For the full year, we have narrowed our target ranges for revenue and EBITDA(1).  We now anticipate revenue to decline 7 to 9 percent, including a 5 percent currency headwind, with EBITDA(1) in the range of $500 to $520 million versus our previous target of $500 to $540 million,” said Kearney.

“From a strategic perspective, we remain on track to complete the spin-off of our Flow business towards the end of the third quarter.  We believe this is a unique opportunity to create value for our shareholders at both future companies, SPX FLOW, Inc. and the new SPX Corporation.”

2015 Financial Modeling Approach:

The company updated its 2015 financial modeling targets for revenue, segment income, EBITDA(1) and other reasonably predictable items.  SPX management does not believe it is useful to provide 2015 EPS guidance given its plan to complete the spin-off of its Flow business in Q3 2015 and the uncertain timing of related financial impacts.

Updated 2015 Financial Modeling Targets:

Total revenues vs. 2014	(7%) to (9%)
Currency impact to revenues	~(5%)
Organic revenues	(2%) to (4%)
Special Charges (Restructuring)	$35m to $40m
Consolidated EBITDA (1)	$500m to $520m

Flow Technology

Revenues for Q2 2015 were $578.0 million, compared to $661.4 million in Q2 2014, a decrease of $83.4 million, or 12.6%.  Currency fluctuations decreased revenues 8.4%, or $55.6 million, and organic revenues* declined 4.2%, or $27.8 million. The decrease in organic revenues was due primarily to a 22.2% organic decline in power and energy sales, largely reflecting the impact of lower oil prices.  This decline was partially offset by 8.1% organic growth in food and beverage sales and 5.3% organic growth across industrial markets.

Segment income was $75.9 million, or 13.1% of revenues, in Q2 2015, compared to $88.3 million, or 13.4% of revenues, in Q2 2014. Segment income and margin were lower versus the prior year due primarily to currency fluctuations and the organic decline in power and energy revenues, partially offset by improved operational performance within the food and beverage business, as well as cost reductions associated with restructuring actions.

Thermal Equipment and Services

Revenues for Q2 2015 were $298.0 million, compared to $327.3 million in Q2 2014, a decrease of $29.3 million, or 9.0%.  Currency fluctuations decreased revenues 5.3%, or $17.5 million, and organic revenues* declined 3.7%, or $11.8 million.  The organic revenue decline was concentrated in power generation markets and due primarily to lower sales of heat exchangers in Asia Pacific and cooling equipment in the Americas.

Segment income was $6.1 million, or 2.0% of revenues, in Q2 2015, compared to $9.5 million, or 2.9% of revenues, in Q2 2014.  The decrease in segment income and margin was due primarily to the revenue decline described above.

Industrial Products and Services and Other

Revenues for Q2 2015 were $198.4 million, compared to $206.4 million in Q2 2014, a decline of $8.0 million, or 3.9%.  Organic revenues* declined 2.0%, while currency fluctuations decreased revenues by 1.9%.  The organic revenue decline was due primarily to lower sales of hydraulic technologies, fare collection systems and communication technologies, partially offset by an increase in sales of power transformers.

Segment income was $24.1 million, or 12.1% of revenues, in Q2 2015, compared to $30.1 million, or 14.6% of revenues, in Q2 2014.  The decline in segment income and margin was due primarily to the revenue decline described above and an unfavorable sales mix.

OTHER ITEMS

Dividend:   On May 28, 2015, the company announced that its Board of Directors declared a quarterly dividend of $0.375 per common share to shareholders of record on June 16, 2015, which was paid on July 1, 2015.  In anticipation of the pending spin-off of SPX FLOW, Inc., the second quarter dividend payment is expected to be the final cash dividend payment by the combined company.  At this time, SPX Corporation does not expect to pay a cash dividend for the foreseeable future.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended June 27, 2015 with the Securities and Exchange Commission no later than August 6, 2015. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global multi-industry manufacturing leader with approximately $4.5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages. The company’s products include food processing systems, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

(1) Consolidated EBITDA as defined by SPX’s credit facilities*

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.  Also, there can be no assurance as to when the company’s planned spin-off will be completed, if at all, or if the spin-off will be completed in the form contemplated.  Even if the transaction is completed as and on the timetable currently contemplated, the two publicly-traded companies may not realize some or all projected benefits, or expenses relating to the spin-off may be significantly higher than projected.  Following completion of the spin-off, there can be no guarantee the combined value of the common stock of the two publicly traded companies will equal or exceed the value of our stock had the spin-off not occurred. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)

704-752-4486

E-mail: investor@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Revenues	$1,074.4	$1,195.1	$2,021.3	$2,272.2

Costs and expenses:
Cost of products sold	768.2	847.9	1,453.2	1,623.5
Selling, general and administrative	228.9	244.4	462.1	511.9
Intangible amortization	7.1	8.3	14.4	16.6
Special charges, net	6.1	4.5	12.7	14.5
Operating income	64.1	90.0	78.9	105.7

Other income (expense), net	—	(1.2)	0.8	489.4
Interest expense	(18.2)	(16.3)	(35.0)	(35.6)
Interest income	0.9	2.3	2.0	4.5
Loss on early extinguishment of debt	—	—	—	(32.5)
Equity earnings in joint ventures	0.5	0.5	0.5	0.5
Income from continuing operations before income taxes	47.3	75.3	47.2	532.0
Income tax provision	(10.4)	(18.6)	(19.9)	(178.6)
Income from continuing operations	36.9	56.7	27.3	353.4

Loss from discontinued operations, net of tax	—	(0.6)	—	(0.5)
Gain (loss) on disposition of discontinued operations, net of tax	(0.5)	(6.1)	(0.9)	14.9
Income (loss) from discontinued operations, net of tax	(0.5)	(6.7)	(0.9)	14.4

Net income	36.4	50.0	26.4	367.8

Less: Net loss attributable to noncontrolling interests	(2.5)	(1.2)	(5.4)	(1.6)

Net income attributable to SPX Corporation common shareholders	$38.9	$51.2	$31.8	$369.4

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$39.4	$57.9	$32.7	$355.0
Income (loss) from discontinued operations, net of tax	(0.5)	(6.7)	(0.9)	14.4
Net income	$38.9	$51.2	$31.8	$369.4

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$0.97	$1.34	$0.81	$8.13
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.01)	(0.15)	(0.03)	0.33
Net income per share attributable to SPX Corporation common shareholders	$0.96	$1.19	$0.78	$8.46

Weighted average number of common shares outstanding - basic	40.602	43.068	40.553	43.649

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$0.96	$1.32	$0.80	$7.98
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.01)	(0.15)	(0.02)	0.32
Net income per share attributable to SPX Corporation common shareholders	$0.95	$1.17	$0.78	$8.30

Weighted average number of common shares outstanding - diluted	40.917	43.900	40.854	44.487

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	June 27,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and equivalents	$328.9	$427.6
Accounts receivable, net	1,081.8	1,067.4
Inventories, net	546.7	497.8
Other current assets	171.5	98.5
Deferred income taxes	124.3	123.8
Total current assets	2,253.2	2,215.1
Property, plant and equipment:
Land	54.9	56.4
Buildings and leasehold improvements	353.6	361.8
Machinery and equipment	846.6	825.9
	1,255.1	1,244.1
Accumulated depreciation	(591.3)	(573.2)
Property, plant and equipment, net	663.8	670.9
Goodwill	1,416.1	1,455.4
Intangibles, net	799.2	831.0
Other assets	756.9	729.8
TOTAL ASSETS	$5,889.2	$5,902.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$461.7	$462.0
Accrued expenses	852.1	892.3
Income taxes payable	42.1	43.7
Short-term debt	294.1	181.1
Current maturities of long-term debt	37.5	30.8
Total current liabilities	1,687.5	1,609.9

Long-term debt	1,143.3	1,157.8
Deferred and other income taxes	292.2	294.9
Other long-term liabilities	1,007.1	1,018.5
Total long-term liabilities	2,442.6	2,471.2

Equity:
SPX Corporation shareholders’ equity:
Common stock	1.0	1.0
Paid-in capital	2,635.8	2,608.0
Retained earnings	2,638.7	2,637.8
Accumulated other comprehensive income (loss)	(27.2)	62.6
Common stock in treasury	(3,487.0)	(3,491.5)
Total SPX Corporation shareholders’ equity	1,761.3	1,817.9
Noncontrolling interests	(2.2)	3.2
Total equity	1,759.1	1,821.1
TOTAL LIABILITIES AND EQUITY	$5,889.2	$5,902.2

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Cash flows from (used in) operating activities:
Net income	$36.4	$50.0	$26.4	$367.8
Less: Income (loss) from discontinued operations, net of tax	(0.5)	(6.7)	(0.9)	14.4
Income from continuing operations	36.9	56.7	27.3	353.4
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	6.1	4.5	12.7	14.5
(Gain) loss on asset sales	(2.4)	0.4	(2.4)	(491.1)
Loss on early extinguishment of debt	—	—	—	32.5
Deferred and other income taxes	(12.9)	5.8	(13.2)	(52.5)
Depreciation and amortization	25.5	29.8	50.5	57.4
Pension and other employee benefits	6.0	7.3	12.7	32.1
Stock-based compensation	5.5	4.6	29.1	29.3
Other, net	0.4	(0.1)	2.3	0.1
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	(107.0)	35.3	(159.4)	12.9
Inventories	(17.1)	3.2	(61.5)	(47.2)
Accounts payable, accrued expenses and other	74.7	(179.7)	13.2	(22.9)
Cash spending on restructuring actions	(5.1)	(6.6)	(9.0)	(15.9)
Net cash from (used in) continuing operations	10.6	(38.8)	(97.7)	(97.4)
Net cash used in discontinued operations	(1.4)	(2.6)	(1.9)	(4.6)
Net cash from (used in) operating activities	9.2	(41.4)	(99.6)	(102.0)

Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	3.6	5.5	3.6	581.2
Increase in restricted cash	—	(0.6)	(0.1)	(0.7)
Capital expenditures	(15.0)	(12.3)	(29.4)	(23.6)
Net cash from (used in) continuing operations	(11.4)	(7.4)	(25.9)	556.9
Net cash from discontinued operations	—	62.2	—	100.5
Net cash from (used in) investing activities	(11.4)	54.8	(25.9)	657.4

Cash flows from (used in) financing activities:
Repurchase of senior notes (includes premiums paid of $30.6)	—	—	—	(530.6)
Borrowings under senior credit facilities	129.0	157.0	325.0	157.0
Repayments under senior credit facilities	(105.2)	(20.0)	(224.2)	(20.0)
Borrowings under trade receivables agreement	25.0	—	95.0	—
Repayments under trade receivables agreement	(63.0)	—	(88.0)	—
Net borrowings (repayments) under other financing arrangements	2.0	1.3	(2.3)	(52.6)
Purchases of common stock	—	(140.1)	—	(274.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(0.1)	(0.7)	(5.3)	(12.2)
Financing fees paid	—	—	—	(0.4)
Dividends paid	(15.0)	(16.9)	(30.6)	(28.6)
Net cash from (used in) continuing operations	(27.3)	(19.4)	69.6	(761.8)
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(27.3)	(19.4)	69.6	(761.8)
Change in cash and equivalents due to changes in foreign currency exchange rates	(4.7)	(13.8)	(42.8)	(19.2)
Net change in cash and equivalents	(34.2)	(19.8)	(98.7)	(225.6)
Consolidated cash and equivalents, beginning of period	363.1	486.0	427.6	691.8
Consolidated cash and equivalents, end of period	$328.9	$466.2	$328.9	$466.2

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENTS

(Unaudited; in millions)

	Three months ended					Six months ended
	June 27, 2015	June 28, 2014	Δ	%/bps		June 27, 2015	June 28, 2014	Δ	%/bps
Flow Technology reportable segment

Revenues	$578.0	$661.4	$(83.4)	-12.6%		$1,108.8	$1,278.1	$(169.3)	-13.2%
Gross profit	196.7	221.4	(24.7)			369.1	413.8	(44.7)
Selling, general and administrative expense	115.1	126.4	(11.3)			222.4	245.9	(23.5)
Intangible amortization expense	5.7	6.7	(1.0)			11.5	13.4	(1.9)
Income	$75.9	$88.3	$(12.4)	-14.0%		$135.2	$154.5	$(19.3)	-12.5%
as a percent of revenues	13.1%	13.4%		-30	bps	12.2%	12.1%		10	bps

Thermal Equipment and Services reportable segment

Revenues	$298.0	$327.3	$(29.3)	-9.0%		$545.2	$606.9	$(61.7)	-10.2%
Gross profit	54.5	61.9	(7.4)			95.6	116.5	(20.9)
Selling, general and administrative expense	47.3	51.1	(3.8)			90.1	95.2	(5.1)
Intangible amortization expense	1.1	1.3	(0.2)			2.2	2.6	(0.4)
Income	$6.1	$9.5	$(3.4)	-35.8%		$3.3	$18.7	$(15.4)	-82.4%
as a percent of revenues	2.0%	2.9%		-90	bps	0.6%	3.1%		-250	bps

Industrial Products and Services and Other

Revenues	$198.4	$206.4	$(8.0)	-3.9%		$367.3	$387.2	$(19.9)	-5.1%
Gross profit	55.0	63.9	(8.9)			103.4	119.5	(16.1)
Selling, general and administrative expense	30.6	33.5	(2.9)			59.6	65.5	(5.9)
Intangible amortization expense	0.3	0.3	—			0.7	0.6	0.1
Income	$24.1	$30.1	$(6.0)	-19.9%		$43.1	$53.4	$(10.3)	-19.3%
as a percent of revenues	12.1%	14.6%		-250	bps	11.7%	13.8%		-210	bps

Consolidated Revenues	$1,074.4	$1,195.1	$(120.7)	-10.1%		$2,021.3	$2,272.2	$(250.9)	-11.0%
Consolidated Segment Income	106.1	127.9	(21.8)	-17.0%		181.6	226.6	(45.0)	-19.9%
as a percent of revenues	9.9%	10.7%		-80	bps	9.0%	10.0%		-100	bps

Total income for reportable and other operating segments	$106.1	$127.9	$(21.8)			$181.6	$226.6	$(45.0)
Corporate expense	29.1	25.8	3.3			58.3	54.3	4.0
Pension and postretirement expense	1.3	3.0	(1.7)			2.6	22.8	(20.2)
Stock-based compensation expense	5.5	4.6	0.9			29.1	29.3	(0.2)
Special charges, net	6.1	4.5	1.6			12.7	14.5	(1.8)
Consolidated Operating Income	$64.1	$90.0	$(25.9)	-28.8%		$78.9	$105.7	$(26.8)	-25.4%
as a percent of revenues	6.0%	7.5%		-150	bps	3.9%	4.7%		-80	bps

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended June 27, 2015
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline

Flow Technology reportable segment	(12.6)%	—%	(8.4)%	(4.2)%

Thermal Equipment and Services reportable segment	(9.0)%	—%	(5.3)%	(3.7)%

Industrial Products and Services and Other	(3.9)%	—%	(1.9)%	(2.0)%

Consolidated	(10.1)%	—%	(6.5)%	(3.6)%

	Six months ended June 27, 2015
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline

Flow Technology reportable segment	(13.2)%	—%	(8.4)%	(4.8)%

Thermal Equipment and Services reportable segment	(10.2)%	—%	(5.1)%	(5.1)%

Industrial Products and Services and Other	(5.1)%	—%	(2.1)%	(3.0)%

Consolidated	(11.0)%	—%	(6.4)%	(4.6)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net cash from (used in) continuing operations	$10.6	$(38.8)	$(97.7)	$(97.4)

Capital expenditures - continuing operations	(15.0)	(12.3)	(29.4)	(23.6)

Free cash flow used in continuing operations	$(4.4)	$(51.1)	$(127.1)	$(121.0)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Six months ended
June 27, 2015

Beginning cash and equivalents	$427.6

Cash used in continuing operations	(97.7)
Proceeds from asset sales and other, net	3.6
Increase in restricted cash	(0.1)
Capital expenditures	(29.4)
Borrowings under senior credit facilities	325.0
Repayments under senior credit facilities	(224.2)
Net borrowings under trade receivables agreement	7.0
Net repayments under other financing arrangements	(2.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.3)
Dividends paid	(30.6)
Cash used in discontinued operations	(1.9)
Change in cash and equivalents due to changes in foreign currency exchange rates	(42.8)

Ending cash and equivalents	$328.9

	Debt at				Debt at
	December 31, 2014	Borrowings	Repayments	Other	June 27, 2015

Domestic revolving loan facility	$133.0	$325.0	$(217.0)	$—	$241.0
Term loan	575.0	—	(7.2)	—	567.8
6.875% senior notes	600.0	—	—	—	600.0
Trade receivables financing arrangement	10.0	95.0	(88.0)	—	17.0
Other indebtedness	51.7	1.3	(3.6)	(0.3)	49.1
Totals	$1,369.7	$421.3	$(315.8)	$(0.3)	$1,474.9

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED EBITDA RECONCILIATION

(Unaudited; in millions)

Mid-Point Target

Net Income	$173.0

Income tax provision	69.0
Net interest expense	70.0

Income before interest and taxes	312.0

Depreciation and amortization expense	103.0
EBITDA	415.0

Adjustments:
Non-cash compensation expense	57.0
Extraordinary non-recurring cash charges	36.0
Extraordinary non-cash charges	1.0
Joint venture EBITDA adjustments	1.0

Consolidated EBITDA*	$510.0

*Consolidated EBITDA as defined in the credit facility. The $510.0 represents the mid-point of our 2015 Consolidated EBITDA target of $500.0 to $520.0.